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                                                               EXHIBIT 21.1

                           SUBSIDIARIES of REGISTRANT

      TRUCK (IN) QRS 14-3, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name TRUCK (IN) QRS 14-3, Inc.

      BEST (CA) QRS 14-4, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name BEST (CA) QRS 14-4, Inc.

      META (CA) QRS 14-6, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name META (CA) QRS 14-6, Inc.

      BAC (MO) QRS 14-10, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name BAC (MO) QRS 14-10, Inc.

      CONDUCTOR (CA) QRS 14-11, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name CONDUCTOR (CA) QRS 14-11, Inc.

      CBS (PA) QRS 14-12, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name CBS (PA) QRS 14-12, Inc.

      QRS 14-Paying Agent, Inc., a wholly-owned subsidiary of Registrant incorporated under the laws of the State of Delaware and doing business under the name QRS 14-Paying Agent, Inc.

      MOLD (AZ) QRS 14-13, Inc. a wholly-owned subsidiary of Registrant incorporated under the laws of the state of Delaware and doing business under the name MOLD (AZ) QRS 14-13, Inc.